Exhibit 21

Subsidiaries

All subsidiaries are wholly owned except as indicated.

Alliance Gaming Corporation

Alliance Holding Company
Bally Gaming International, Inc.
Bally Gaming, Inc.
ACSC Acquisitions, Inc.
Advanced Casino Systems Corporation
BGI Acquisition Company
Micro Clever Consulting
Bally Gaming de Puerto Rico, Inc.
BGI Australia Pty. Limited
Bally Gaming Africa Pty. Limited
Bally Gaming and Systems, S.A.
Bally Gaming International GmbH
CMP Acquisitions, Inc.
Casino Marketplace Development Corporation
Data Concepts International, Inc.
CMS, LLC
Honeyframe Software Development Limited
Honeyframe Cashmaster Limited

APT Games, Inc.
Plantation Investments, Inc.
United Coin Machine Co.

Casino Electronics, Inc.

Foreign Gaming Ventures, Inc.
Louisiana Ventures, Inc.
Southern Video Services, Inc. (49%)
Video Distributing Services, Inc. (49%)
Video Services, Inc. (49%)
United Gaming Rainbow
Rainbow Casino-Vicksburg Partnership, L.P. (a)
United Native American, Inc.
Native American Investment, Inc.

(a)	There is a limited minority interest holder. For further information see Item 1 – “Business – Casino Operations.”